UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
Giga-tronics Incorporated
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 328-4650
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)        On November 15, 2005, William E. Wilson resigned as a member of the Board of Directors of Giga-tronics Incorporated (the “Corporation”).
(c)(1)    On November 15, 2005, Giga-tronics Board of Directors appointed Garrett A. Garrettson as a member of the Board of Directors.
(2)        As a Director, he will receive the same Directors fees as any other board member and has no other arrangement with the company.
(3)        At this point in time he is not on any Committee of the Board of Directors.
(4)        Mr. Garrettson has no prior business relationship with the company and no family relationship with any officer of director of the company.
(5)      Garrett Garrettson is currently President of G. Garrettson Consulting LLC, providing management consulting to public and private companies. Until September 2004, Dr. Garrettson was President and CEO of Clairvoyante, a private company that develops and licenses critical technology to the flat panel display industry. From 1996 until 2002, he held the position of Chairman, and before that President & CEO, of Spectrian Corporation, a public company that developed, manufactured and sold wireless telecommunications infrastructure equipment and semiconductors. Before Spectrian he spent ten years in the data storage industry as President and CEO of Censtor Corporation, a Vice President at Seagate Technology and a Vice President at Control Data. He began his career as a Director at HP Laboratories after being an Assistant Professor of Physics, Naval Postgraduate School. He was educated at Stanford in Engineering Physics, receiving his PhD. In addition to being a Director of Giga-tronics, he is a Director of Catalyst Semiconductor, Iridex, and GSI Group.
Item 9.01.     Financial Statements and Exhibits
(c)     Exhibits:
An exhibit index has been attached to this report and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005	GIGA-TRONICS INCORPORATED
	By:	/s/ Mark H. Cosmez II
Mark H. Cosmez II
VP Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release dated November 17, 2005, announcing appointment of Garrett A. Garrettson to Giga-tronics Board of Directors and resignation of William E. Wilson from Giga-tronics Board of Directors.

4